Exhibit 99.1

FOR IMMEDIATE RELEASE

SOFTECH ANNOUNCES ANNUAL FINANCIAL RESULTS FOR FY 2008

LOWELL, Mass. – September 23, 2008 – SofTech, Inc. (OTCBB:SOFT), a proven provider of product lifecycle management (PLM) solutions, today announced Fiscal Year 2008 results. Revenue for FY 2008 was $10.1 million as compared to $11.0 million for the same period in FY 2007. The Company’s results of operations improved substantially, with the Company’s net loss decreasing by approximately $900,000 from ($1.2 million) ($.10 per share) in FY 2007 to approximately ($300,000) ($.03 per share) in FY 2008.

Net Cash flows from operating activities also improved considerably during FY 2008, increasing from approximately $300,000 (FY 2007) to approximately $1 million (FY 2008), over a 200% increase. While the Company has incurred operating losses during each of the six fiscal years ended May 31, 2006, the Company had income from operations during the last two fiscal years and generated positive net cash flow from operating activities in five out of the last six years. The year the Company failed to generate positive cash flow, it was break even.  The Consolidated Statement of Cash Flows for the fiscal years ended May 31, 2008 and 2007 is provided on the attached Financial Summary.

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non-GAAP financial measure, also improved substantially during FY 2008, increasing from $1.7 million (FY 2007) to $2.4 million (FY 2008), a 42% increase.  A reconciliation of EBITDA to Net Loss is provided on the attached Financial Summary.

The Company’s revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002 and the Company’s operations are not capital intensive.  As of May 31, 2008, approximately 63% of the Company’s assets represent intangible assets related to these historical acquisitions. The Company does not anticipate making further acquisitions in the foreseeable future.  For FY 2008, amortization expense related to these intangible assets was approximately 13% of total expenses and total revenue.  Further, the periods over which these intangible costs are expensed are highly judgmental.

The Company believes that EBITDA is useful supplemental information for investors when considered along with net income and other income statement data.   The Company believes that EBITDA is useful because it provides investors with information concerning the potential longer term profitability of the Company’s technology assets (subsequent to full amortization of costs), as amortization of acquisition costs has been added back to net income in arriving at EBITDA.  Further, management believes that EBITDA provides a useful financial metric by which the Company can be compared with other companies that have different capital structures (interest (a cost of capital) has been added back to net income in arriving at EBITDA).  It is also management’s belief that this non-GAAP measure of performance continues to be used in the investment community as a financial metric for business valuation purposes.

However, the Company believes that EBITDA is not a substitute for cash flow from operating activities, which is disclosed above and in the Company’s financial statements.  Investors should carefully review the financial statements of the Company in their entirety in order to obtain a complete understanding of the Company’s financial condition and results of operations.

About SofTech

SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management (PLM) solutions with its flagship ProductCenter™ PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA™ and Prospector™.

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

The statements made herein may represent “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from operations to fund working capital needs, maintain the existing relationship with our lender, successfully introduce and attain market acceptance of planned new products, attract and retain qualified personnel, both in our existing markets and in new territories, in an extremely competitive environment, and the potential obsolescence of our technologies.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based.  We qualify all of our forward-looking statements by these cautionary statements.

Contact:   Jean J. Croteau

  President

  (978) 458-3420

SOFTECH, INC.

FINANCIAL SUMMARY

(In thousands, except per share data)

Statements of Operations:

	For the Twelve Month Period Ended
	May 31,2008	May 31, 2007
Revenue	$10,106	$11,049
Income from operations	928	238
Net loss	(306)	(1,222)
Loss per share	(.03)	(.10)

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For Fiscal Years Ended May 31,

	2008	2007
	(in thousands)
Cash flows from operating activities:
Net loss	$(306)	$(1,222)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	1,430	1,469
Provision for uncollectible accounts	52	-
Loss on retirement of equipment	3	-

Change in operating assets and liabilities:
Accounts receivable	39	161
Prepaid expenses and other assets	-	(158)
Accounts payable and accrued expenses	(17)	(82)
Deferred revenue	(227)	145
Total adjustments	1,280	1,535
Net cash provided by operating activities	974	313
Cash flows from investing activities:
Capital expenditures	(9)	(12)
Net cash used in investing activities	(9)	(12)

Cash flows from financing activities:
Borrowings under debt agreements	150	1,750
Repayments under debt agreements	(1,101)	(1,628)
Repayments under capital lease	(31)	(10)
Net cash (used in) provided by financing activities	(982)	112
Effect of exchange rates on cash	(131)	(45)
Net increase (decrease) in cash and cash equivalents	(148)	368
Cash and cash equivalents, beginning of year	1,048	680
Cash and cash equivalents, end of year	$900	$1,048

Supplemental disclosures of cash flow information:
Interest paid	$1,292	$1,448
Non-cash acquisition on capital lease		123
Income taxes paid	$1	$1

Reconciliation of EBITDA to Net Loss:

To arrive at EBITDA, net loss, calculated in accordance with GAAP, is adjusted below by adding back interest expense, taxes, non-cash expenses related to amortization of intangible assets resulting from acquisitions, and depreciation expense.

For the Twelve Month Period Ended

	May 31, 2008	May 31, 2007	Percentage of Total Expense 2008	Percentage of Total Expense 2007
Net loss	(306)	(1,222)
Plus: Interest Expense	1,292	1,449	12%	12%
Plus: Tax Expense	10	11	*	*
Plus: Depreciation Expense	84	53	1%	*
Plus: Amortization Expense	1,346	1,416	13%	12%
EBITDA	2,426	1,707

*Less than 1%

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